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                                                                  EXHIBIT 10.2

                             EMPLOYMENT AGREEMENT
                  This AGREEMENT (the "Agreement"), dated as of October 21, 1997, is made by and between ROY ISRAEL (the "Executive") and NAM CORPORATION, a Delaware corporation (the "Company").
                  WHEREAS, it is important to the Company that it have the benefit of the Executive's services, experience and loyalty, and Executive has indicated his willingness to provide his services on the terms and conditions set forth herein.
                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties, subject to the terms and conditions set forth below, intending to be legally bound, hereto agree as follows:
                  1. Employment.
                     (a) General. The Company hereby employs the Executive and the Executive agrees upon the terms and conditions herein set forth to serve as Chief Executive Officer and President of the Company. At all times during the Employment Term, as defined below, the Executive shall be the most senior executive officer of the Company. The Executive shall devote substantially all of his efforts to the Company, but during the term of this Agreement he is allowed to engage in other businesses which do not compete with the Company.
                     (b) Duties. The duties of the Executive shall include primary responsibility for the administration, organizational structure, strategic direction and overall


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management of the Company and such other responsibilities as the Board of
Directors of the Company may reasonably delegate to the Executive. All employees of the Company shall report to the Executive.
                  2. Term of Employment. The Company hereby employs the Executive and the Executive shall serve in the employ of the Company for a period retroactive to July 1, 1997 (the "Commencement Date") and extending through and including June 30, 2002 (such date and the last day of any extended term of employment pursuant to this Section 2 being referred to as the "Termination Date"), unless sooner terminated hereunder (the "Initial Term"). The term of this Agreement shall be automatically renewed for successive one (1) year periods (the "Renewal Term") unless terminated by either the Executive or the Company by the giving of written notice of termination at least ninety (90) days in advance of the then current Termination Date. (The Initial Term and the Renewal Term shall be collectively referred to herein as the "Employment Term"). At the end of the Initial Term, the Base Salary, as defined below, for the Renewal Term, and each Renewal Term thereafter, may be renegotiated by the Company and the Executive.
                  3. Compensation and Other Benefits. The Company shall pay and provide the following compensation and other benefits to the Executive during the Employment Term:
                     (a) Base Salary. The Company shall pay to the Executive a minimum annual base salary of $225,000 (the "Base Salary") for the first year of the Initial Term. Effective on each anniversary of the Commencement Date during the Employment Term, the


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Base Salary shall be increased to reflect increases in the Urban Consumer
Price Index for all Urban Consumers for the New York metropolitan area (or any successor Consumer Price Index), based on data published by the Bureau of Labor Statistics of the United States Department of Labor for the period that corresponds with the preceding twelve month period. Such Base Salary shall be paid in accordance with Company policy. In addition, the Company shall pay all sums owed to the Executive from the Commencement Date until the date hereof which are due to the retroactive application of the Commencement Date.

                     (b) Fringe Benefits.
                         (i) The Executive shall be entitled to receive twenty
(20) days paid vacation for each twelve (12) month period (the "Vacation Time") during the Employment Term.
                         (ii) The Executive shall receive full health and
dental insurance coverage for the Executive and his family for which the Company shall pay the premium. The Company shall pay Executive a gross-up payment necessary to cover any tax liability he incurs in connection with the payment of such health and dental insurance premiums by the Company.
                         (iii) The Company shall lease an automobile, to be
chosen by the Executive, for his use or the Company may reimburse the Executive for the lease of an automobile, at the Executive's option. The monthly lease payment by the Company for such automobile shall not exceed one thousand dollars ($1,000), provided, however, that if the monthly lease payment is greater than one thousand dollars ($1,000), the Executive acknowledges that the Company shall only pay one thousand dollars ($1,000) towards the monthly lease payment. In addition, the Company shall pay, or reimburse Executive promptly


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after receiving supporting documentation relating thereto, all taxes and all expenses associated with the lease and use of such automobile.
                         (iv) The Executive shall be entitled to participate
in all employee benefit plans, programs and arrangements of the Company now or hereafter made available to senior executives of the Company on a basis which is no less favorable than is made available to any other senior executive of the Company.
                         (v) During the Employment Term, the Company shall
maintain key man life insurance on the life of the Executive for the benefit of the Company of at least one million dollars ($1,000,000). In addition, during the Employment Term, the Company shall provide life insurance to the Executive for the benefit of the Executive's estate in an amount to be determined solely by Executive. The premiums on all such policies shall not aggregate more than $15,000 for each policy year. The Company shall pay a tax gross-up payment to the Executive for taxes, if any, on such premiums. All rights of Executive with respect to any prior life insurance policies shall be governed by the prior employment agreement.
                         (vi) During the Employment Term, the Company shall
maintain a long-term disability policy for the Executive which shall provide for disability coverage of 60% of Base Salary. The Company will structure its payments for such policy so that the receipt of the benefit by the Executive shall not be taxable. In addition, if the Executive is taxed upon the reimbursement or payment by the Company of such premiums, then the Company shall pay a tax gross-up payment to compensate the Executive for such taxes, if any.


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                     (c) Business Expenses. During the Employment Term, the
Company shall promptly reimburse the Executive for all ordinary and necessary travel expenses, business expenses, and other disbursements incurred by him for or on behalf of the Company, in the performance of his duties hereunder. The Executive shall provide the Company with an accounting of his expenses, including written documentation when available, which accounting shall clearly reflect which expenses are reimbursable by the Company.
                     (d) Bonus. The Executive may receive an annual bonus which may consist of cash, stock options or a combination thereof (the "Bonus") at the sole discretion of the Board of Directors or any Committee of the Board of Directors vested with the power to determine such bonuses (the "Committee"). The Bonus shall be payable to the Executive within thirty (30) days after completion of the Company's annual audit.
                  4. Location. Except when traveling, the Executive shall work in the Company's New York offices or in any other location selected by the Company with the Executive's prior written approval.
                  5. Termination of Employment.
                     (a) During the Employment Term, the Executive may be terminated only "For Cause" as that term is defined below.
                     (b) "For Cause" shall mean (i) wilful misconduct by the Executive in the performance of his duties hereunder; or (ii) the Executive is convicted of a felony. In no event shall the results of the Company's operations or business decisions made by the Executive


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constitute For Cause.  The Company shall immediately notify the Executive if it is intending to terminate this Agreement For Cause (the "Cause Notice").
                     (c) Any determination that For Cause exists shall only be made after the Executive shall have been given a reasonable opportunity to present his view of relevant facts and circumstances to the Board of Directors of the Company and the Company shall have made a reasonable independent and impartial investigation thereof. The Executive shall be given twenty (20) days from receipt of the Cause Notice in which to present to the Board of Directors his view of the relevant facts.
                     (d) If this Agreement is terminated pursuant to Paragraph 5(a), then this Agreement shall terminate on the date set by the Board of Directors.
                     (e) If at anytime during the Employment Term, the Executive's duties are changed ("Change-in-Duties"), without his consent, so that he is no longer the most senior executive officer of the Company, then such change shall be deemed a material breach of the Agreement by the Company. In such event, the Executive shall be entitled to terminate the Agreement and receive three times his Base Salary at the time of the Change-in-Duties. This payment shall be paid during the one-year period following the termination of the Agreement at the same intervals as the Base Salary had been paid prior to such date. In addition, the Company is obligated to maintain all other benefits under this Agreement for any period remaining under this Agreement or for a period of one (1) year from the Change-in-Duties, whichever is longer.
                  6. Permanent Disability. If during the Employment Term, the Executive shall


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become Permanently Disabled (as defined below), the Company shall give thirty
(30) day written notice of termination and this Agreement shall terminate on the last day of such period. "Permanently Disabled" shall mean the inability of the Executive to perform the services that the Executive is required to perform pursuant to this Agreement due to physical or mental disability which continues for one hundred eighty (180) consecutive days. Evidence of such disability shall be certified by a physician reasonably acceptable to both the Executive and the Company. The Executive shall be entitled to receive (i) any Base Salary owed through the date of termination, (ii) the Base Salary for a period of one (1) year following the date of termination, which shall be paid in accordance with paragraph 3(a), (iii) reimbursement for any business expenses incurred and unpaid prior to termination, (iv) all options granted to Executive during the Employment Term shall immediately vest, (v) all health, dental and life insurance benefits provided for under this Agreement shall be maintained for a period of one (1) year from the date of termination, (vi) all accrued but unpaid Bonus amounts shall be paid within five (5) days of the date of termination, and (vii) all disability benefits payable under the relevant policy.
                  7. Death of the Executive. If the Executive dies prior to the expiration of the Employment Term this Agreement shall terminate on the date of death and Executive's beneficiary, designee, or estate ("Beneficiary") shall be entitled to receive (i) any Base Salary owed though the date of death, (ii) all accrued but unpaid Bonus amounts shall be paid within five (5) days of the date of death, (iii) reimbursement for any business expenses incurred and unpaid prior to the Executive's death, (iv) all options granted to Executive shall immediately


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vest, (v) all health and dental benefits provided for under this Agreement shall be maintained for Executive's family for a period of one (1) year following the date of death, and (vi) such death benefits payable under the insurance policy for the benefit of the Executive's estate.
                  8. Trade Secrets and Proprietary Information of the Company.
                     (a) By virtue of his employment, Executive will have access to, will acquire and will become acquainted with various trade secrets and confidential and proprietary information relating to the businesses of the Company, including but not limited to: client, employee, supplier, hearing officer and distributor lists, contacts, addresses, information about employees, employee relations, hearing officers, clients and suppliers, employee handbooks, clients, price lists, costs and expenses, documents, budgets, proposals, financial information, inventions, patterns, processes, computer programs, specification, all records of the accounts of clients, hearing officers, prices, schedules, and other documentation, computer hardware and software, and any other records and books relating in any manner whatsoever to the clients and hearing officers of the Company, whether prepared by the Executive or otherwise, and whether situated inside or outside the offices of the Company which are used in the operation of the businesses of the Company.
                     (b) The Executive shall hold in strictest confidence and shall not disclose or use any trade secret or confidential information of the Company, directly or indirectly, or use them in any way, either during the term of the Executive's employment hereunder or for one (1) year thereafter, except as required in the course of Executive's employment with the Company. Executive understands that the term "trade secret" or "confidential information"


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means all information concerning the Company that is not in the public domain.
In the event of a breach of this Agreement by the Company or termination without cause, this paragraph shall be deemed null and void.
                  9. Non-Compete. In consideration of the compensation to be received by Executive from the Company, Executive shall not: (a) during the period Executive is employed with the Company, engage in, or otherwise directly or indirectly be employed by, or act as a consultant or lender to, or be a director, officer, employee, owner, member or partner of, any business or organization that is or shall then be competing with the Company; and (b) for a period of one (1) year after the termination of this Agreement, directly or indirectly, (i) market or provide any competitive services to, or solicit any business from, any clients of the Company or (ii) solicit or contact any person who is employed or acts as hearing officer for the Company at the time that Executive ceases being employed by the Company for the purpose of employing or retaining such person as an employee, consultant or hearing officer; provided, however, that nothing in this section shall prohibit the Executive from employing or retaining such person where the Executive did not initiate the contact with such person. If any restriction contained in this section shall be deemed invalid, illegal, or unenforceable by reason of the extent, duration, or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope or other provision hereof to the fullest extent allowed by law, and in its reduced form such restriction shall then be enforceable in the manner contemplated hereby. In the event of a breach of the Agreement by the Company or termination without cause, this paragraph shall be deemed null and void.


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                  10. Change-in-Control.
                      If within two (2) years after a Change-in-Control of the Company, as defined below, (i) the Executive's employment is terminated by the Company, except For Cause, death or the Executive becoming Permanently Disabled; or (ii) this Agreement is terminated by the Executive because of a Change-in-Duties, then the Executive shall receive as severance compensation, three times the Base Salary at the then current amount. The amounts paid pursuant to this paragraph shall be in lieu of any other payments due under this Agreement. In addition, if any compensation is to be paid under this paragraph, the Company shall continue to maintain all benefits provided hereunder for one year. Such compensation shall be paid in a lump sum within five (5) days after the termination, "Change-in-Control" shall mean:
                      (a) any "person" as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (other than a current stockholder that, directly or indirectly, owns 5% or more of the Company's outstanding common stock or an affiliate of such 5% or greater stockholder, collectively, the "Controlling Shareholders") and other than the Company, any trustee, or other fiduciary holding securities under any employee benefit plan of the Company) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities;
                      (b) during any 24-consecutive-month period, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director


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whose election by the Board of Directors or nomination for election by the
Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof unless the Executive has approved such change;
                      (c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 70% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or
                      (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of, or the Company sells or disposes of, all or substantially all of the Company's assets.
                  10. Amendment; Waiver. This Agreement may not be modified, amended or waived in any manner except by an instrument in writing signed by all the parties hereto. Failure to exercise any rights hereunder shall not constitute a waiver of such rights.


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                  11. Governing Law. All matters affecting or in connection
with this Agreement, the employment of the Executive or the termination or resignation of the Executive, are to be governed by, interpreted and construed in accordance with the laws of the State of New York without giving effect to the state's conflict of law principles.
                  12. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to be delivered the same day if delivered by personal delivery, five (5) days from the date if mailed by certified mail, return receipt requested, or on the day delivered if sent by overnight carrier to addresses as follows:
                  If to the Executive:        Roy Israel
                                              63 Shelter Lane
                                              Roslyn Heights, New York 11577
                  If to the Company:          NAM Corporation
                                              1010 Northern Boulevard
                                              Suite 336
                                              Great Neck, New York 11021
                                              Attn.: Board of Directors
                  With a copy to              Robert S. Matlin, Esq.
                  (which shall not            Camhy Karlinsky & Stein LLP
                  constitute notice):         1740 Broadway, 16th FL.
                                              New York, NY  10019-4315

                  13. Severability. Each provision hereof is intended to be severable, and the invalidity of any portion of this Agreement shall not affect the validity or legality of the remainder hereof.


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                  14. Counterparts. This Agreement may be executed by the
parties hereto in counterpart, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
                  15. Headings. The headings of paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.
                  16. Successors and Assigns. This Agreement shall be binding upon any successor or assign of the Company.
                  17. Arbitration. The parties agree that in the event of any dispute or controversy arising out of or in connection with this Agreement or any alleged breach thereof (a "Dispute"), the parties shall submit the Dispute for arbitration in New York City before three (3) arbitrators; one arbitrator shall be chosen by the Executive, one arbitrator by the Company and the third by the two other arbitrators. If any party fails to choose its arbitrator within thirty (30) days after a request is made to designate an arbitrator, then that party waives its right to choose an arbitrator and the arbitration shall immediately go forward before the one arbitrator chosen by the non-breaching party. The decision of the arbitrators will be final and binding upon the parties, and the judgment of a court of competent jurisdiction may be entered thereon. Fees of the arbitrators and the cost of arbitration shall be borne as determined by the arbitrators.


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                  IN WITNESS WHEREOF, the Company and the Executive have
executed this Agreement as of the date first written above.

                                NAM CORPORATION

                                By: /s/  Patricia Giuliani-Rheaume
                                   --------------------------------------------
                                    Name: Patricia Giuliani-Rheaume
                                    Title:  Vice President and Chief Financial
                                            Officer



                                     /s/  ROY ISRAEL
                                    --------------------------------------------
                                    ROY ISRAEL







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